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                                                                    Exhibit 23.2
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statements (Nos. 33-36346, 33-37794, 33-37619, 33-36499, 33-40557, 33-62992, 33-89732 and
333-02518) on Form S-8 and (Nos. 33-90670 and 33-97374) on Form S-3 of Marcam
Corporation of our report dated October 20, 1994 relating to the consolidated statements of operations, stockholders' equity, and cash flows of Marcam Corporation and subsidiaries for the year ended September 30, 1994 which report appears in the September 30, 1996 annual report on Form 10-K of Marcam Corporation.



                                                      KPMG PEAT MARWICK LLP

Boston, Massachusetts
December 20, 1996